UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2018 (October 23, 2018)

iRhythm Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Townsend Street, Suite 500

San Francisco, California 94103

(Address of principal executive office) (Zip Code)

(415) 632-5700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On October 23, 2018, iRhythm Technologies, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, a California corporation.  The Loan Agreement provides for (i) a $35,000,000 term loan facility (the “Term Loan Facility”) and (ii) a $25,000,000 revolving line (the “Revolving Line”) credit facility (including a letter of credit sub facility) with availability subject to a borrowing base of eligible accounts receivable.  The proceeds of the Term Loan Facility were used, together with cash on hand, to repay all amounts owing under that certain Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Pharmakon Loan Agreement”), dated as of December 4, 2015, between the Company and Biopharma Secured Investments III Holdings Cayman LP.  The proceeds of the Revolving Line may be used for working capital and to fund general business requirements.

Amounts borrowed under the Term Loan Facility (“Term Loans”) may not be reborrowed.  As of the date of this filing, $35,000,000 aggregate principal amount of Term Loans are outstanding under the Loan Agreement.

Term Loans bear interest at a floating rate per annum equal to the greater of (i) three-quarters of one percent (0.75%) below Prime Rate and (ii) four and one-quarter of one percent (4.25%).  Prime Rate (“Prime Rate”) is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate”.

Interest on the Term Loans is payable monthly in arrears.  No payments of principal are required until November 1, 2020.  From and after November 1, 2020, the Company shall make thirty-six (36) equal consecutive monthly payments of principal.

The stated maturity date of the Term Loan Facility is October 1, 2023 (the “Term Loan Maturity Date”).  The Company is required to make final payment (the “Final Payment”) equal to $1,750,000 on the earliest to occur of (i) the Term Loan Maturity Date, (ii) the repayment in full of the Term Loan Facility (including in connection with any prepayment or as a result of the acceleration following the occurrence and during the continuance of an event of default) and (iii) the date on which the Term Loan Facility is otherwise terminated.  The Company may elect to prepay the Term Loans and terminate the Revolving Line at any time, subject to the payment of (i) the Final Payment, a prepayment fee (the “Prepayment Fee”) equal to (A) 3.00% of the outstanding principal balance if paid on or before the first anniversary of October 23, 2018 (the “Closing Date”), (B) 2.00% of the outstanding principal balance if paid after the first anniversary of the Closing Date and on or  before the second anniversary of the Closing Date and (C) 1.00% if paid after the second anniversary of the Closing Date, (ii) a termination fee (the “Termination Fee”) equal to one percent (1.0%) of the Revolving Line and (iii) the Anniversary Fee (defined below).  Silicon Valley Bank has agreed to waive the Prepayment Fee and the Termination Fee if the prepaid amounts are refinanced through a new Silicon Valley Bank debt facility and, at the time of the prepayment, no Event of Default has occurred.

The Company may borrow up to the lesser of (i) 75.0% of its eligible accounts under the Revolving Line and (ii) the Revolving Line (such amounts referred to herein as “Revolving Loans”).  Revolving Loans may be borrowed, repaid and reborrowed until August 1, 2023, at which time all amounts borrowed must be repaid (or, in the case of outstanding letters of credit issued under the sub facility and/or cash management obligations to Silicon Valley Bank and/or its affiliates are cash collateralized to the extent either stated in the Loan Agreement or reasonably required by Silicon Valley Bank).  On October 24, 2018, a letter of credit with a face value of $6,923,577.92 was issued to secure real property lease payments.  Otherwise, no Revolving Loans were outstanding on the Closing Date under the Loan Agreement.

Revolving Loans bear interest at a floating rate per annum equal to the greater of (i) Prime Rate and (ii) five percent (5.00%).  Interest on Revolving Loans is payable monthly in arrears.

A default interest rate shall apply on all obligations during the continuance of an event of default under the Loan Agreement at a rate per annum equal to 5.00% above the otherwise applicable interest rate.  The Company will pay Silicon Valley Bank (i) for each twelve (12) month anniversary of the Closing Date occurring prior to August 1, 2023, an anniversary fee (the “Anniversary Fee”) equal to fifteen-hundredths of one percent (0.15%) of the Revolving Line which is due and payable on the earliest to occur of (A) each twelve (12) month anniversary of the Closing Date occurred prior to August 1, 2023, (B) the termination of the Loan Agreement or the Revolving Line and (C) the occurrence of an event of default, (ii) customary fees and expenses for the issuance or renewal of letters of credit, (iii) the Termination Fee which shall also be payable upon the termination of the Revolving Line, (iv) the Final Payment, and (v) if the Term Loans are prepaid and the Revolving Line terminated prior to stated maturity, the Prepayment Fee, subject to waiver if the prepaid amounts are refinanced through a new Silicon Valley Bank debt facility and, at the time of the prepayment, no Event of Default has occurred.

The Loan Agreement requires the Company to maintain a minimum liquidity ratio or minimum adjusted EBITDA.  In addition, the Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, dispose of assets; change its business, management, suffer a change in control or business locations; merge, consolidate or acquire all or substantially all of the capital stock of another person; incur debt and liens; maintain accounts with parties other than Silicon Valley Bank and its affiliates; pay dividends, make distributions, repurchase equity and make capital contributions, loans, advances and other investments; engage in transactions with affiliates that would be favorable to such affiliates; and make payments on subordinated debt, in each case subject to customary exceptions for a credit facility of this size and type.

The Loan Agreement includes customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events involving the Company or its subsidiaries, material judgments, material adverse change, failure of subordinated debt to be subordinated to the obligations under the Loan Agreement and revocation, recision, suspension or material adverse modification of a governmental approval that could have a material adverse change.  The occurrence of an event of default could result in the acceleration of the obligations under the Loan Agreement.

The obligations under the Loan Agreement are secured by a lien on substantially all of the assets (other than intellectual property) of the Company and any other domestic subsidiary of the Company that becomes a party to the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On October 24, 2018, the Company terminated the Pharmakon Loan Agreement in advance of its maturity date.  Loan proceeds from the Term Loan Facility, together with cash on hand, were used to prepay the $33,140,615.49 principal amount of loans (which includes accrued and capitalized interest), together with $209,897.84 of accrued and unpaid interest thereon outstanding under the Pharmakon Loan Agreement, along with such other amounts payable upon such termination including additional consideration of $1,500,000 and a prepayment premium of $1,000,253.02.  The Company expects the floating interest rate payable under the Term Loan Facility to be significantly less than the interest rate payable under the Pharmakon Loan Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Third Amended and Restated Loan and Security Agreement, dated as of October 23, 2018, between Silicon Valley Bank, a California corporation, and iRhythm Technologies, Inc., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: October 29, 2018	By:	/s/ Matthew C. Garrett
Matthew C. Garrett
Chief Financial Officer